News Release	The Procter & Gamble Company One P&G Plaza Cincinnati, OH 45202
FOR IMMEDIATE RELEASE

ROBERT A. McDONALD ELECTED PRESIDENT AND CHIEF EXECUTIVE OF P&G
A.G. Lafley Moving to Full-time Chairman of the Board

CINCINNATI, June 10, 2009 - The Procter & Gamble Company (NYSE:PG) Board of Directors today announced the following organizational changes:

▪	A.G. Lafley, (61), chairman of the board and chief executive officer, will move full-time into his role as chairman, effective July 1, 2009.
▪
Robert A. McDonald, (55), currently chief operating officer, has been elected president and chief executive, effective July 1, 2009.  Mr. McDonald has also been appointed a member of P&G’s Board of Directors.

Since becoming President and Chief Executive in June 2000, A.G. Lafley has refocused P&G on consumer-driven innovation and consistent, reliable sustainable growth.  The Company has more than doubled sales since the beginning of the decade, and has grown its portfolio of billion-dollar brands – brands that generate at least $1 billion in annual sales – from 10 to 23.  On average, organic sales have grown 5%, core earnings-per-share have grown 12%, and free cash flow productivity has increased 111% since 2001.  The Company’s market capitalization has increased dramatically – making P&G one of the five most valuable companies in the U.S. and among the 10 most valuable companies in the world.

“A.G. Lafley has led the transformation of P&G over the past nine years,” said Jim McNerney, presiding director of P&G’s Board.  “P&G is a far more consumer-driven, externally focused and innovative company than it was a decade ago.  P&G’s organization is world-class.  The Board is confident that A.G. and Bob have made the right choices to deal with current economic realities and have built the leadership team to guide P&G through the decade ahead.  It’s the right time for Bob to step up as CEO.  The Board is also pleased that A.G. will continue to serve full-time as P&G’s Chairman.”

McNerney also expressed the Board’s confidence in Lafley’s successor. “Bob McDonald is the most broadly and globally experienced CEO in P&G history.  He has nearly 30 years of brand-building, market development, global business unit and global operations leadership experience across the Company and throughout the world.  Bob was elected president and chief executive through a rigorous, disciplined and multi-year succession process led by the Board.  The Directors are confident in his business vision and strategy for sustainable growth as well as his ability to build and inspire the capability of P&G employees.”

“I’ve worked with Bob for most of my career at P&G, and he and I have worked side-by-side over the past decade,” said Mr. Lafley.  “He believes in P&G’s Purpose and P&G people to his core.  He has broad experience in every facet of P&G’s business and in virtually every part of the world.  He has a strong and consistent track record of business results and has been an integral member of my leadership team.  He thinks strategically and operates systemically.  He has my complete confidence and support.”

About Procter & Gamble
Three billion times a day, P&G brands touch the lives of people around the world. The company has one of the strongest portfolios of trusted, quality, leadership brands, including Pampers®, Tide®, Ariel®, Always®, Whisper®, Pantene®, Mach3®, Bounty®, Dawn®, Gain®, Pringles®, Charmin®, Downy®, Lenor®, Iams®, Crest®, Oral-B®, Actonel®, Duracell®, Olay®, Head & Shoulders®, Wella®, Gillette®, Braun® and Fusion®. The P&G community includes approximately 138,000 employees working in over 80 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

#    #    #

The Procter & Gamble Company (NYSE:PG) will host a webcast regarding this management announcement beginning at 10:30 a.m. ET.  Chairman of the Board A. G. Lafley, newly elected President and Chief Executive Robert A. McDonald and Chief Financial Officer Jon R. Moeller will discuss the announcement.  Media and investors may access the live audio webcast at www.pg.com/investors, beginning at 10:30 a.m. ET.  The webcast will also be available for replay.

Media Contact:
Paul Fox, 513.983.3465
Alternative media contact number:  1.866.PROCTER (776-2837)

Exhibit 1:  Non-GAAP Financial Measures

The accompanying press release includes the disclosure of non-GAAP financial measures.  In accordance with the SEC’s Regulation G, the following provides definitions of the non-GAAP measures used in the release and the reconciliation to the most closely related GAAP measure.

Organic Sales Growth. Organic sales growth measures sales growth excluding the impacts of acquisitions, divestitures and foreign exchange from year-over-year comparisons.  The Company believes this provides investors with a more complete understanding of underlying results and trends by providing sales on a consistent basis.  In the accompanying press release, the Company refers to average annual organic sales growth since the beginning of the decade. The reconciliation of average annual net sales growth to average annual organic sales growth from fiscal 2001 through fiscal 2009 is as follows:

Total P&G	2001-2009 (Estimated)
Average Annual Net Sales Growth*	10%
Less: Average Annual Foreign Exchange & Acquisition/Divestiture Impact	-5%
Average Annual Organic Sales Growth	5%
           Note:  Sales percentages are approximations based on quantitative formulas consistently applied.
      * Average Annual Net Sales Growth is based on reported results from fiscal 2001 through 2008 and estimated results for fiscal 2009.

Core Earnings Per Share.  This is a measure of the company’s earnings per share excluding the impact of restructuring charges related to the Organization 2005 program, the net tax benefits from a number of significant adjustments to tax reserves during fiscal year 2008 and the net impact from the sale of the Folgers business.  The net impact from the sale of the Folgers business includes the results of the Folgers business reflected in discontinued operations, the gain on the sale of the Folgers business, and incremental restructuring charges incurred to offset the dilutive impact of the Folgers divestiture.  We do not view these items to be part of our sustainable results.  Management believes this measure provides an important perspective of underlying business trends and results and provides a more comparable measure of year-on-year earnings per share growth.  In the accompanying press release, the Company refers to compound average growth rate of core earnings per share since the beginning of the decade.  The reconciliation of diluted net earnings per share growth to core earnings per share growth from fiscal 2001 through fiscal 2009 is as follows:

Total P&G	2001-2009 (Estimated)
Diluted Net Earnings Per Share Growth*	21%
Less: Organization 2005 Restructuring Charge Impact in Base Year (FY 2001)	-7%
Less: Significant Adjustments to Tax Reserves in FY 2008	0%
Less: Net Impact of the Folgers Divestiture in FY 2009	-2%
Compound Average Core EPS Growth	12%
   * Diluted Net Earnings Per Share Growth is based on reported results from fiscal 2001 through 2008 and estimated results for fiscal 2009.

Free Cash Flow Productivity.  Free cash flow productivity is defined as the ratio of free cash flow to net earnings.  The Company’s long-term target is to generate free cash at or above 90 percent of net earnings.  Free cash flow is also one of the measures used to evaluate senior management.  The reconciliation of free cash flow and free cash flow productivity since fiscal 2001 is provided below:

	2002	2003	2004	2005	2006	2007	2008	2009 (Target)		Average Productivity
Operating Cash Flow	$7,672	$8,455	$9,216	$8,561	$11,372	$13,410	$15,008
Capital Spending	$-1,679	$-1,482	$-2,024	$-2,181	$-2,667	$-2,945	$-3,046
Free Cash Flow	$5,993	$6,973	$7,192	$6,380	$8,705	$10,465	$11,962

Net Earnings	$3,910	$4,788	$6,156	$6,923	$8,684	$10,340	$12,075

Free Cash Flow Productivity	153%	146%	117%	92%	100%	101%	99%	76	%*	111%
*Our fiscal 2009 target for free cash flow productivity is our long-term target of +90% less 14% for the impact of the Folgers sale.